Exhibit 5.2

July 6, 2015

AECOM

1999 Avenues of the Stars, Suite 2600

Los Angeles, California  90067

Re:                             AECOM Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to URS Alaska, LLC (“URS Alaska”), an Alaska limited liability company and subsidiary of URS Corporation, a Nevada corporation, which in turn is a subsidiary of AECOM, a Delaware corporation (“AECOM”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), related to the offering by AECOM of up to $800,000,000 in aggregate principal amount of the 5.750% Senior Notes due 2022 and up to $800,000,000 in aggregate principal amount of the 5.875% Senior Notes due 2024 (collectively, the “Exchange Notes”), and the guarantees of the Exchange Notes by each of the guarantors included within the Indenture (as defined below) (the “Guarantees”), including the guarantee of URS Alaska (the “URS Alaska Guarantee”).  The URS Alaska Guarantee is made pursuant to the indenture dated as of October 6, 2014, among AECOM, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, (as amended, modified, and supplemented, the “Indenture”).  The Exchange Notes and the Guarantees will be issued in exchange for AECOM’s outstanding 5.750% Senior Notes due 2022 and 5.875% Senior Notes due 2024, as applicable, and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein.

As such counsel, we have reviewed such documents, matters of fact, and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates of officers of URS Alaska and of public officials of the State of Alaska as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of Alaska only, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

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1.                                      URS Alaska is validly existing under the laws of the State of Alaska.

2.                                      URS Alaska has all requisite limited liability company power to execute, deliver, and perform its obligations under the Indenture and the URS Alaska Guarantee.

3.                                      The execution and delivery of each of the Indenture and the Guarantee by URS Alaska and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company action and do not violate any law, regulation, order, judgment, or decree applicable to URS Alaska.

4.                                      The Indenture and the Guarantee have been duly executed and delivered by URS Alaska.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and Gibson, Dunn & Crutcher LLP in rendering its opinion to you of even date herewith, and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  This letter speaks as of the date hereof; we disclaim any obligation to provide you with any subsequent opinion or advice by reason of any future changes or events that may affect any opinion rendered herein. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP